                                                                      Exhibit 99

             RAIT INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2002 NET
                     INCOME UP 122% OVER SECOND QUARTER 2001

PHILADELPHIA, PA -- JULY 9, 2002 --

         SECOND QUARTER 2002 HIGHLIGHTS:

            - Revenue. Revenue of $18.3 million represents a 45% increase over the second quarter 2001 revenue of $12.6 million.

            - Net income. Net income of $11.0 million represents a 122% increase over, or more than twice, the second quarter 2001 net income of $4.9 million.

            - Earnings Per Share. Net income per diluted common share increases 17% to $0.62 (based on 17.8 million weighted average common shares outstanding-diluted) from $0.53 for the second quarter 2001 (based on 9.3 million weighted average common shares outstanding-diluted).

RAIT Investment Trust (RAIT) (NYSE: RAS), a company that provides specialized financing to the real estate market, reported revenues of $18.3 million and $12.6 million for the three months ended June 30, 2002 and 2001, respectively, and revenues of $35.0 million and $23.0 million for the six months ended June 30, 2002 and 2001, respectively.

Net income for the second quarter ended June 30, 2002 was $11.0 million, or $0.62 per share (basic and diluted) based on 17.6 million weighted average shares - basic and 17.8 million weighted average shares - diluted, as compared to $4.9 million, or $0.53 per share (basic and diluted) based on 9.3 million weighted average shares (basic and diluted), for the second quarter ended June 30, 2001.

Net income before minority interest and extraordinary gain for the six months ended June 30, 2002 was $20.5 million, or $1.23 per share-basic and $1.22 per share- diluted based on 16.6 million weighted average shares - basic and 16.7 million weighted average shares - diluted, as compared to $8.0 million, or $1.02 per share-basic and $1.01 per share-diluted based on 7.8 million weighted average shares - basic and 7.9 million weighted average shares - diluted, for the six months ended June 30, 2001. During the six months ended June 30, 2001 RAIT completed the purchase of two loans underlying one of its property interests for $20.3 million. The difference between the purchase price and the underlying face value of the loans resulted in the consolidated extinguishment of debt, which was recorded as an extraordinary gain of $4.6 million ($0.59 per share basic and diluted).

As of June 30, 2002, RAIT's total assets were $395.7 million (including $226.7 million of investments in real estate loans and $130.0 million of investments in real estate). As of December 31, 2001, RAIT's total assets were $334.6 million, (including $197.3 million of investments in real estate loans and $104.9 million of investments in real estate).

RAIT's total equity was $265.4 million at June 30, 2002 and $211.0 million at December 31, 2001.

On June 13, 2002, RAIT announced a second quarter dividend of $0.59 per share (payable on July 15, 2002 to shareholders of record on June 28, 2002). This dividend represents an annualized yield of 11.1% based on the July 8, 2002 closing stock price of $21.35. Including this second quarter dividend, RAIT has paid a regular quarterly cash dividend of at least $0.51 per share during each of the past sixteen quarters.

NOTE: YOU MAY LISTEN TO THE LIVE WEBCAST OF RAIT'S QUARTERLY EARNINGS CONFERENCE CALL AT 12:00 PM EDT ON TUESDAY, JULY 9, 2002 BY CLICKING ON THE WEBCAST LINK ON RAIT'S HOMEPAGE AT WWW.RAITINVESTMENTTRUST.COM. IF YOU WOULD LIKE TO BE ADDED
TO RAIT'S DISTRIBUTION LIST, PLEASE EMAIL INFO@RAITINVESTMENTTRUST.COM.

ABOUT RAIT INVESTMENT TRUST

RAIT Investment Trust (NYSE:RAS) is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate nationwide, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers. For more information please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see RAIT's filings with the Securities and Exchange Commission, including Registration Statement No. 333-69422 under the section entitled "Risk Factors", the Form 10-K, as amended, for the year ended December 31, 2001 and the most recent filed Quarterly Report on Form 10-Q. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein

RAIT INVESTMENT TRUST CONTACT
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com
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                              RAIT INVESTMENT TRUST
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                       For the three months                     For the six months
                                                          ended June 30,                          ended June 30,
                                                          --------------                          --------------
                                                    2002                 2001                2002                 2001
                                                ------------         ------------        ------------         ------------
REVENUES
Mortgage interest income                           8,037,385         $  5,458,946          16,315,729         $ 10,302,771
Rental income                                      6,466,737            5,566,242          13,129,981           10,348,634
Fee income and other                               3,351,765            1,479,660           3,699,380            2,157,360
Investment income                                    430,086               61,872             526,638              137,193
Gain on sale of loan                                      --                   --             947,974                   --
                                                ------------         ------------        ------------         ------------
    Total revenues                                18,285,973           12,566,720          34,619,702           22,945,958

COSTS AND EXPENSES
Interest                                           2,070,940            2,743,079           4,217,542            5,893,154
Property operating expenses                        3,255,602            3,125,134           6,134,846            5,448,810
Salaries and benefits                                692,023              560,421           1,332,113            1,232,293
General and administrative                           361,006              409,274             674,052              732,663
Depreciation and amortization                        910,283              811,068           1,764,803            1,651,318
                                                ------------         ------------        ------------         ------------
    Total costs and expenses                       7,289,854            7,648,976          14,123,356           14,958,238
                                                ------------         ------------        ------------         ------------

Net income before minority interest
and extraordinary gain                            10,996,119            4,917,744          20,496,346            7,987,720

Minority interest                                    (38,971)              23,667            (109,954)              23,431
Extraordinary gain -- consolidated
extinguishment of indebtedness
underlying investment in real estate                      --                   --                  --            4,633,454
                                                ------------         ------------        ------------         ------------

NET INCOME                                      $ 10,957,148         $  4,941,411        $ 20,386,392         $ 12,644,605
                                                ------------         ------------        ------------         ------------

EARNINGS PER SHARE-BASIC:

Net income per common share before
minority interest and extraordinary gain        $        .62         $        .53        $       1.23         $       1.02
Extraordinary gain                                        --                   --                  --                  .59
                                                ------------         ------------        ------------         ------------
Net income                                      $        .62         $        .53        $       1.23         $       1.61
                                                ------------         ------------        ------------         ------------

Weighted average common shares-basic              17,645,936            9,253,722          16,607,088            7,836,522
                                                ============         ============        ============         ============
EARNINGS PER SHARE-DILUTED:

Net income per common share before
minority interest and extraordinary gain        $        .62         $        .53        $       1.22         $       1.01
Extraordinary gain                                        --                   --                  --                  .59
                                                ------------         ------------        ------------         ------------
Net income                                      $        .62         $        .53        $       1.22         $       1.60
                                                ------------         ------------        ------------         ------------

Weighted average common shares-diluted            17,813,109            9,345,657          16,739,252            7,908,400
                                                ============         ============        ============         ============